Exhibit 4

[Stock certificate number]                                  [Number of shares]

        ______                                                    _______


                          COMMON STOCK, NO PAR VALUE
                                 MCSi, Inc.
             INCORPORATED UNDER THE LAWS OF THE STATE OF MARYLAND


     This certifies that ________________________________ is the registered holder of _________________________ fully paid and non-assessable shares of the Common Stock, no par value per share, of MCSi, Inc., Dayton, Ohio (the "Corporation"), incorporated under the laws of the State of Maryland.

     The shares evidenced by this Certificate are transferable only on the books of the Corporation by the holder of record hereof, in person or by a duly authorized attorney or legal representative, upon surrender of this Certificate properly endorsed. This Certificate and the shares represented hereby are subject to all the provisions of the Articles of Incorporation and Bylaws of the Corporation. This Certificate is not valid until countersigned and registered by the Corporation's transfer agent and registrar.

     IN WITNESS WHEREOF, the Corporation has caused this Certificate to be executed by the facsimile signatures of its duly authorized officers and has caused its facsimile seal to be affixed hereto.

Dated: _______________

                                     (SEAL)
___________________________                  __________________________________
Secretary                                    President



                                      Countersigned and Registered:

                                        ______________ REGISTRAR AND TRANSFER
                                                        COMPANY
                                        ______________ Transfer Agent
                                                        and Registrar
                                      By:
                                                       ______________________
                                                         Authorized Signature



                            MCSi, Inc., DAYTON OHIO

                           Common Stock, No Par Value

     The shares represented by this Certificate are subject to limitations and restrictions as set forth in the Articles of Incorporation ("Articles") of the Corporation which are on file in the office of the Maryland State Department of Assessments and Taxation, and the Bylaws of the Corporation which are on file with the Secretary of the Corporation. The Corporation will furnish to any stockholder upon request and without charge a full statement of the designations, preferences, limitations and relative rights of the shares of each class authorized to be issued. The Articles and Bylaws, inter alia: (i) deny preemptive rights of stockholders to acquire unissued equity or debt of the Corporation or securities convertible into any class or series of any equity or debt of the Corporation; (ii) prohibit cumulative voting in the election of directors; (iii) permit the Board of Directors to issue additional shares of the Common Stock, no par value per share, and to issue shares of preferred stock, no par value per share, without further stockholder action;
(iv) permit the Board of Directors to set the designations, rights, preferences and limitations of the preferred stock without further stockholder action; and (v) require prior notice to the Board of Directors in the event of a stockholder proposal or nomination to the Board of Directors. This notice is not an amendment or supplement to the Articles and is given solely as notice of the existence thereof.

     The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM -- as tenants in common    UNIF GIFT MIN ACT --  ____ Custodian _____
TEN ENT -- as tenants by the                            (Cust)         (Minor)
           entireties                                   Under Uniform Gifts to
JT TEN  -- as joint tenants with                        Minors Act __________
           right of survivorship                                      (State)
           and not as tenants in common

   Additional abbreviations may also be used though not in the above list.

For value received, _________________ hereby sell, assign and transfer unto


PLEASE INSERT SOCIAL SECURITY OR OTHER
TAXPAYER IDENTIFYING NUMBER OF ASSIGNEE
 _____________________________________
|                                     |
|_____________________________________|

______________________________________________________________________________
(Please print or typewrite name and address including postal zip code of assignee)

______________________________________________________________________________

______________________________________________________________________________

______________________________________________________________________________


______________________ shares of Common Stock represented by this Certificate, and do hereby irrevocably constitute and appoint ________________ as Attorney, to transfer the said shares on the books of the within named Corporation, with full power of substitution.

Dated: ___________________

                                               X ____________________________



                                               X ____________________________
                                        NOTICE: The signature(s) to
                                                this assignment must
                                                correspond with the name(s)
                                                as written upon the face of
                                                the certificate in every
                                                particular, without
                                                alteration or enlargement
                                                or any change whatever.
Signature(s) Guaranteed





By _______________________________
Signature(s) must be guaranteed by
an eligible guarantor institution
(banks, stockbrokers, savings and
loans associatios and credit unions
with membership in an approved
signature guarantee medallion
program), pursuant to S.E.C. Rule
17Ad-15.